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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) October 15, 1998
                                                           -----------------

                                  RADYNE CORP.

             (Exact name of registrant as specified in its charter)
             ------------------------------------------------------


NEW YORK                            0-11685-NY                        11-2569467
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(State or other jurisdiction        (Commission                  (IRS Employer
     of incorporation)              File Number)                 Identification)


                 5225 SOUTH 37TH STREET, PHOENIX, ARIZONA 85040
                 ----------------------------------------------
               (Address of principal executive offices) (ZipCode)



         Registrant's telephone number, including area code 602-437-9620
                                                            ------------


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          (Former name or former address, if changed since last report)



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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On August 28, 1998, Radyne Corporation ("Radyne" or the "Company") signed a definitive agreement (the "Agreement") to acquire ComStream Holdings, Inc. ("ComStream") from Spar Aerospace Limited ("Spar"). On October 15, 1998 (the "Closing Date"), Radyne acquired Comstream (the "Acquisition"), with Comstream becoming a wholly-owned subsidiary of Radyne.

         On the Closing Date, Radyne purchased all of the outstanding shares of common stock of ComStream for an aggregate purchase price of $17,000,000, of which $10 million was paid in cash at the closing and $7 million will be payable up to nine months thereafter pursuant to a note (the "Note") which is convertible into Radyne common stock, par value $.02 per share (the "Common Stock"), under certain circumstances. In the event that the Note is converted into Common Stock, the parties will enter a Registration Rights Agreement which will provide Spar with piggy-back and demand registration rights with respect to the shares of Common Stock issuable upon such conversion.

         The Acquisition will be accounted for under the purchase method of accounting and will result in a one-time charge for the value assigned to purchased in process research and development, and in addition, Radyne expects to incur a one-time restructuring charge. The Company has reassessed the amounts it originally forecast in light of recent SEC accounting guidance, and has retained an independent valuation consulting firm to assist in the allocation of the valuation with respect to these items.

         Radyne intends to finance the Acquisition, the restructuring costs and its ongoing working capital needs through (i) a rights offering pursuant to which it will offer Common Stock to its existing shareholders and (ii) the extension and enhancement of an existing bank line of credit. Stetsys Pte Ltd. ("Stetsys Pte") and its affiliate, Stetsys US, Inc. ("Stetsys US"), both of which are members of the Singapore Technologies ("ST") group of companies, are Radyne's controlling shareholders. Both Stetsys Pte and Stetsys US, committed to purchase an aggregate of $16 million of Common Stock upon the closing of the Acquisition at a price of $3.73 per share. This is the same conversion price of the Note provided to Spar as part of the consideration for the Acquisition. In addition, Radyne's other shareholders will be offered approximately $1,660,000 of shares of Common Stock at the same price per share, in amounts proportionate to their shareholdings. This offering will be made strictly by means of a prospectus which will be distributed to shareholders of record at a date to be selected at the time Radyne files its registration statement for such offering with the Securities and Exchange Commission.


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7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

a.   Financial Statements of Businesses Acquired.

     To be filed by amendment not later than December 22, 1998.

b.   Pro Forma Financial Information.

     To be filed by amendment not later than December 22, 1998.

c.   Exhibits

     4.1 Convertible Promissory Note between Spar and the Company dated October 15, 1998, with the form of Registration Rights Agreement included as Appendix A thereto.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 29, 1998


                                            RADYNE CORPORATION
                                        ---------------------------
                                                (Registrant)

                                     By: /s/ Garry D. Kline
                                        ---------------------------
                                     Its: Chief Financial Officer